Exhibit 24

Securities and Exchange Commission

Washington, D.C. 20549

Re: Parker-Hannifin Corporation

Commission File No. 1-4982

Annual Report on Form 10-K

Authorized Representatives

Gentlemen:

Parker-Hannifin Corporation (the “Company”) is the issuer of Securities registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Act”). Each of the persons signing his or her name below confirms, as of the date appearing opposite his or her signature, that each of the following “Authorized Representatives” is authorized on his or her behalf to sign and to submit to the Securities and Exchange Commission Annual Reports on Form 10-K and amendments thereto as required by the Act:

Authorized Representatives

Donald E. Washkewicz

Timothy K. Pistell

Thomas A. Piraino, Jr.

Each person so signing also confirms the authority of each of the Authorized Representatives named above to do and perform, on his or her behalf, any and all acts and things requisite or necessary to assure compliance by the signing person with the Form 10-K filing requirements. The authority confirmed herein shall remain in effect as to each person signing his or her name below until such time as the Commission shall receive from such person a written communication terminating or modifying the authority.

	Date		Date

/s/ D.E. Washkewicz	8/13/09	/s/ Giulio Mazzalupi	8/13/09
Donald E. Washkewicz, Chairman of the Board of Directors and Principal Executive Officer		Giulio Mazzalupi, Director
		/s/ K.P. Muller	8/13/09
Klaus-Peter Müller, Director
/s/ T.K. Pistell	8/13/09
Timothy K. Pistell, Principal Financial Officer
		/s/ Candy M. Obourn	8/13/09
Candy M. Obourn, Director
/s/ Jon P. Marten	8/13/09
Jon P. Marten
Principal Accounting Officer
		/s/ Joseph M. Scaminace	8/13/09
Joseph M. Scaminace, Director
/s/ L.S. Harty	8/13/09
Linda S. Harty, Director
		/s/ Wolfgang R. Schmitt	8/20/09
Wolfgang R. Schmitt, Director
/s/ W.E. Kassling	8/13/09
William E. Kassling, Director
		/s/ Markos I. Tambakeras	8/13/09
Markos I. Tambakeras, Director
/s/ R.J. Kohlhepp	8/13/09
Robert J. Kohlhepp, Director
		/s/ James L. Wainscott	8/13/09
James L. Wainscott, Director